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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2001, except as to Note 21, which is as of November 14, 2001 relating to the financial statements and our report dated March 2, 2001 relating to the financial statement schedule, which appear in the 424(b) Prospectus of Weight Watchers International, Inc. dated November 14, 2001.

PricewaterhouseCoopers LLP

New York, New York
November 28, 2001